Exhibit 16.1

March 16, 2007

VIA FACSIMILE: 202-772-9213

Securities and Exchange Commission
100 F, Street NE
Washington, D.C. 20549

We have reviewed the contents of Item 4.01 of such Current Report on Form 8-K of Asia Global Holdings Corp. and agree with the statements contained therein as they apply to our firm only.

Yours truly,

/s/ Clancy and Co., P.L.L.C.